UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 24, 2011

POSITIVEID CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	001-33297	06-1637809

(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1690 SOUTH CONGRESS AVENUE, SUITE 200
DELRAY BEACH, FLORIDA	33445

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 561-805-8008

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement.

On February 24, 2011, PositiveID Corporation (the “Company”) received a letter agreement confirming a strategic relationship with Raytheon Microelectronics Espana S.A. (“Raytheon”), whereby Raytheon will use the Company’s intellectual property to develop and manufacture the Company’s 8-millimeter microchip. Per the letter agreement, Raytheon has agreed to provide technical, developmental and production support for the Company’s 8-millimeter microchip to be used for the Company’s medical device customers, including Medical Components, Inc. (“Medcomp”).

The Company has agreed to sell its 8-millimeter microchip to Medcomp for implantation into Medcomp’s vascular ports. This strategic relationship with Raytheon is expected to support those sales.

The Company plans to file the letter agreement and proposal containing the terms of the strategic relationship as an exhibit to the Company’s Annual Report on Form 10-K for the period ended December 31, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PositiveID Corporation

Date: March 1, 2011

/s/ William J. Caragol

William J. Caragol

President and Chief Financial Officer

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